UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to Section 240.14a-12

MEDIS TECHNOLOGIES LTD.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MEDIS TECHNOLOGIES LTD.

______________________

Notice of Special Meeting of Stockholders
To be Held on May 15, 2008

______________________

To the Stockholders of Medis Technologies Ltd.:

You are cordially invited to attend the Special Meeting of Stockholders of Medis Technologies Ltd. The meeting will be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020, on Thursday, May 15, 2008 at 10:00 a.m., local time, for the following purposes:

1. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 43,500,000 to 49,500,000.

2. To transact such other business as may properly come before the Special Meeting.

The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 7, 2008. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the Special Meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the Special Meeting and voting in person.
Robert K. Lifton, Secretary

New York, New York
March 31, 2008

MEDIS TECHNOLOGIES LTD.
805 Third Avenue
New York, New York  10022
______________________

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

Questions and Answers Regarding This Proxy Statement

Why are you receiving these materials?  We have sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our Special Meeting of Stockholders, including at any adjournments or postponements of the meeting. (When we use the terms “we,” “us,” “our,” “Medis” and “the Company,” we are referring to Medis Technologies Ltd.) You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

What are you voting on?  There is only one matter scheduled for a vote: the approval of a proposed amendment to our restated certificate of incorporation, as amended, to increase the authorized number of shares of common stock from 43,500,000 to 49,500,000 shares. We will also transact any other business that properly comes before the Special Meeting.

When is the Special Meeting and where will it be located?  The meeting will take place on Thursday, May 15, 2008, at 10:00 a.m., local time, at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020.

Who is soliciting your proxy?  The proxy solicitation is being made by the Board of Directors of Medis. Proxies may also be solicited by our officers and employees, but such persons will not be specifically compensated for such services.

When was the proxy statement mailed to stockholders?  We intend to mail this proxy statement and accompanying proxy card on or about April 15, 2008 to all stockholders of record entitled to vote at the Special Meeting.

What is the record date and who may attend the Special Meeting?  Our board of directors has selected the close of business on April 7, 2008 as the record date for determining the stockholders of record who are entitled to attend and vote at the Special Meeting. This means that all stockholders of record at the close of business on April 7, 2008 may vote their shares of common stock at the Special Meeting. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on the record date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the Special Meeting.

Who is paying for the solicitation of proxies?  We will pay all expenses of preparing and soliciting proxies. We may also reimburse brokerage houses, nominees, custodians and fiduciaries for expenses in forwarding proxy materials to the beneficial owners of shares of our common stock held of record.

Who may vote at the Special Meeting?  If you are a holder of common stock as of the close of business on the record date, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the Special Meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

How do you vote?  Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the Special Meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the Special Meeting and voting in person.

How will your shares be voted?  All properly completed and unrevoked proxies that are received prior to the close of voting at the Special Meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

Abstentions will be counted in tabulations of the votes cast the proposal presented at the Special Meeting and will have the same effect as a vote AGAINST such proposal. “Broker non-votes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have the same effect as a vote AGAINST the proposed amendment to our Certificate of Incorporation.

Is your vote confidential?  Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

What constitutes a quorum?  As of March 15, 2008, 37,298,527 shares of common stock were issued and outstanding. We do not expect such amount to be materially different on the record date. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. The presence at the Special Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Special Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the Special Meeting shall be adjourned.

How many votes are needed to approve each proposal?  The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding on the record date.

How can you find out the results of the voting at the Special Meeting?  Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in either a Current Report on Form 8-K or in our Quarterly Report on Form 10−Q.

What if you do not agree with the result of the voting at the Special Meeting?  Stockholders are not entitled to dissenters’ or appraisal rights under Delaware law in connection with the approval or rejection of the proposed amendment to our Certificate of Incorporation.

Will other matters be voted on at the Special Meeting?  We are not aware of any matters to be presented at the Special Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

PROPOSAL ONE

APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Our Board of Directors has determined that it is in our best interests and in the best interests of our stockholders to amend our Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 43,500,000 to 49,500,000 shares (the “Amendment”).

At March 15, 2008, there were 37,298,527 shares of our common stock outstanding, and our Board of Directors had reserved 2,164,500 shares for issuance upon exercise of outstanding options and rights granted under our 1999 Stock Option Plan and 2007 Equity Incentive Plan, 378,000 shares for future grant under our 2007 Equity Incentive Plan, 65,000 shares of common stock that may be issued upon exercise of currently outstanding warrants, and 1,996,528 shares of common stock that may be issued upon the conversion of our Series A Cumulative Convertible Perpetual Preferred Stock. Accordingly, at March 15, 2008, only 1,597,445 shares of common stock remained unreserved and available for future issuance. Additionally, we expect to continue to sell shares of our common stock pursuant to our equity distribution arrangement with UBS Securities LLC, pursuant to which we may sell up to an additional approximately $6,100,000 of our common stock as of March 15, 2008. As a result, pursuant to a Unanimous Written Consent of our Board of Directors dated as of March 31, 2008, our Board of Directors unanimously approved the proposed Amendment in substantially the form attached hereto as Appendix A, whereby our Board of Directors declared the proposed Amendment to be advisable and in our best interests and the best interests of our stockholders, and is accordingly submitting the proposed Amendment for approval by the stockholders.

The proposed Amendment would increase the number of shares of common stock we are authorized to issue from 43,500,000 shares of common stock, $0.01 par value, to 49,500,000 shares of common stock, representing an increase of 6,000,000 shares of common stock, with a corresponding increase in the total authorized capital stock from 43,510,000 shares to 49,510,000 shares.

The additional common stock proposed to be authorized under the Amendment would have rights identical to our currently outstanding common stock. The holders of our common stock are not entitled to preemptive rights with respect to the issuance of additional common stock or securities convertible into or exercisable for common stock. Adoption of the proposed Amendment and issuance of the additional common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the Amendment is adopted, it will become effective upon the acceptance for filing of a Certificate of Amendment of our Restated Certificate of Incorporation, as amended, by the Secretary of State of the State of Delaware.

We recently filed a “shelf” registration statement on Form S-3 (the “Registration Statement”) for the potential sale of up to $35.0 million of our common stock and/or preferred stock. Assuming we were to sell our common stock pursuant to the Registration Statement, we would not currently have enough authorized shares of common stock to sell all $35.0 million of common stock, based on the closing price per share of our common stock on March 15, 2008. We expect to use some of the additional common stock to be authorized as a result of the Amendment to issue additional shares (pursuant to the Registration Statement, in a private placement of securities or otherwise) in order to raise funds for working capital and general corporate purposes, although no definitive plans have been made in that regard other than the filing of the Registration Statement and pursuant to our equity distribution arrangement with UBS Securities LLC. Furthermore, the additional shares may be used for any proper corporate purposes without further stockholder approval, including raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, expanding our business through acquisitions and other investment opportunities, paying existing and future obligations and commitments and other purposes. If our stockholders do not approve this proposal to increase the number of authorized shares, our ability to arrange the financing necessary to continue our operations as planned may be significantly limited.

Stockholders should recognize that the issuance of additional shares of common stock might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of our common stock.

Although the proposal to increase the authorized capital stock may be construed as having an anti-takeover effect because authorized and unissued common stock could be issued for the purpose of discouraging an attempt by another person to take control of our company, neither our management nor our Board of Directors views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by us to recommend a series of anti-takeover amendments to our Restated Certificate of Incorporation, and we do not currently contemplate recommending the adoption of other amendments to our Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required to approve the Amendment. As a result, abstentions and broker non−votes will have the same effect as “Against” votes.

Our board of directors unanimously recommends a vote FOR approval of the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of March 15, 2008 by:

•	all those known by us to be beneficial owners of five percent or more of our common stock;
•	each of our directors;
•	each of our executive officers expected to be named in the summary compensation table to be contained in the proxy statement for our 2008 Annual Meeting of Stockholders; and
•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of March 15, 2008. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Additionally, unless otherwise indicated, the address of each beneficial holder of our common stock is our corporate address.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Ownership Percentage
Israel Aerospace Industries Ltd.(1)	5,516,457	14.8
BlackRock, Inc.(2)	5,396,647	14.5
Invesco Ltd.(3)	2,603,696	7.0
CVF, LLC(4)	2,317,959	6.2
Robert K. Lifton(5)	4,326,344	11.6
Howard Weingrow(6)	3,615,316	9.7
Jacob S. Weiss(7)	185,000	*
Israel Fisher(8)	65,000	*
Amos Eiran(8)	14,000	*
Jacob E. Goldman(9)	62,198	*
Zeev Nahmoni(10)	16,746	*
Philip Weisser(11)	209,888	*
Mitchell H. Freeman(8)	43,500	*
Steve M. Barnett(12)	47,000	*
Daniel A. Luchansky(8)	10,000	*
All directors and executive officers as a group (11 persons)(3)	7,376,251	19.4
__________________
* Represents beneficial ownership of less than 1%.

(1)	Voting control of Israel Aerospace is held by the State of Israel. Israel Aerospace’s address is Ben Gurion International Airport, Tel Aviv 70100, Israel.

(2)
Based on a Schedule 13G filed with the SEC on February 8, 2007, which BlackRock, Inc. (“Blackrock”) filed on behalf of itself and its investment advisory subsidiaries, the following investment advisory subsidiaries of BlackRock hold certain shares of our common stock: BlackRock Advisors LLC; BlackRock Investment Management LLC; BlackRock (Channel Islands) Ltd.; and BlackRock Investment Management UK Ltd. BlackRock’s address is 40 East 52nd Street, New York, New York 10022.

(3)
Based on a Schedule 13G filed with the SEC on February 14, 2008, which Invesco Ltd. (“Invesco”) filed on behalf of itself and its subsidiaries, the following subsidiaries of Invesco hold certain shares of our common stock: PowerShares Capital Management LLC; and PowerShares Capital Management Ireland Ltd. Invesco’s address is 1360 Peachtree Street NE, Atlanta, Georgia 30309.

(4)
Based on a Schedule 13D filed with the SEC on September 2, 2003, a Form 4 filed with the SEC on November 17, 2003 and other information known to us, CVF, LLC, Richard C. Goodman, Longview Management Group, LLC, James A. Star, The Edward Memorial Trust and Geoffrey F. Grossman, not individually, but as trustee of The Edward Memorial Trust, have shared voting power and shared dispositive power of such shares of common stock. These shares are held of record by CVF. Based on such filings:

•	Richard C. Goodman is the Executive Manager of CVF.
•	Longview Management Group, LLC manages investment accounts for CVF and exercises voting and dispositive control over the securities held by CVF.
•	James A. Star is president of Longview Management Group.
•	The Edward Memorial Trust is a majority equity owner of Longview Management Group.
•	Geoffrey F. Grossman is the trustee of The Edward Memorial Trust.

The address of CVF is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

(5)
Includes 175,000 shares of our common stock underlying options held by Mr. Lifton, 50,000 restricted shares granted to Mr. Lifton which vest in full on July 17, 2008, as well as 1,218,741 shares of our common stock held by Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Does not include an aggregate of 105,810 shares of our common stock held in trust for a relative of Mr. Weingrow of which Mr. Lifton is a trustee.

An aggregate of 820,375 shares of our common stock beneficially owned by Mr. Lifton, along with anadditional 814,480 shares of our common stock beneficially owned by Mr. Weingrow, are pledged ascollateral for the repayment of certain funds borrowed by Messrs. Lifton and Weingrow.

(6)
Includes 171,000 shares of our common stock underlying options held by Mr. Weingrow, 50,000 restricted shares granted to Mr. Weingrow which vest in full on July 17, 2008, as well as 1,218,741 shares of our common stock held by Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. See footnote 2 above regarding the pledge by Mr. Weingrow of 814,480 shares of our common stock beneficially owned by him.

(7)	Includes options to acquire 165,000 shares of our common stock.

(8)	Represents options to acquire shares of our common stock.

(9)	Includes options to acquire 40,500 shares of our common stock

(10)	Includes options to acquire 14,000 shares of our common stock.

(11)
Includes 29,000 shares of our common stock underlying options held by Mr. Weisser, as well as 139,481 shares of our common stock held by a trust for the benefit of Mr. Weisser’s family members, of which Mr. Weisser is the trustee.

(12)	Includes options to acquire 26,000 shares of our common stock. Does not include 8,000 shares of our common stock owned by Barnett Partners, L.P., of which Mr. Barnett is the general partner.

(13)	Includes options to acquire 753,000 shares of our common stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, we expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to our address or telephone number below, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Direct your written request to us at Medis Technologies Ltd., 805 Third Avenue, New York, 10022; Attention: Secretary, or contact us at (212) 935−8484.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

FORWARD LOOKING STATEMENTS

This document includes certain forward−looking statements, including statements related to our potential use or issuance of the additional authorized common stock authorized under the Amendment. Words such as “believes,” “may,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward−looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. Important factors that could cause actual results to differ materially from those expressed or implied by these forward−looking statements include but are not limited to and other factors which may be identified from time to time in our SEC filings and other public announcements, including our Form 10−K for the fiscal year ended December 31, 2007. We assume no obligation to update these forward−looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for Medis’ 2008 Annual Meeting of Stockholders must have been submitted in writing by February 18, 2008. Stockholders wishing to submit proposals or director nominations that are not to be included in those proxy materials must do so no later than 60 days or no earlier than 90 days before July 17, 2008 (the 1-year anniversary of our 2007 Annual Meeting of Stockholders) (provided, however, that in the event that the date of the 2008 Annual Meeting of Stockholders is more than 30 days before or after July 17, 2008, the notice must be delivered to us no earlier than 90 days prior to the 2008 Annual Meeting of Stockholders and no later than the later of (i) 60 days before the 2008 Annual Meeting of Stockholders or (ii) 10 days following the earlier of the day the 2008 Annual Meeting of Stockholders is first announced by us or notice of such meeting is mailed). If the notice is not received by such date, it will be considered untimely under our By-laws. Stockholders are also advised to review our By-laws, which contain additional requirements with respect to advance notice of stockholder proposals. The chairman of the 2008 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Proposals and notices should be directed to the attention of Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022; Attention: Secretary.

APPENDIX A
CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

MEDIS TECHNOLOGIES LTD.

_________________

Medis Technologies Ltd., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  Pursuant to a unanimous written consent of the Board of Directors of the Corporation dated as of March 31, 2008, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation’s Restated Certificate of Incorporation:

That Article FOURTH, clause (a) of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as follows:

"The Corporation shall be authorized to issue the following shares:

CLASS	NUMBER OF SHARES	PAR VALUE
Common	49,500,000	$0.01
Preferred	10,000	$0.01”

SECOND:  That at the duly noticed and convened Special Meeting of Stockholders of the Corporation held on May 15, 2008, at which a quorum was present and acting throughout in person or by proxy, the stockholders of the Corporation approved the aforesaid amendment.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Howard Weingrow, its Deputy Chairman and Chief Operating Officer, this [___] day of [______], 2008.

MEDIS TECHNOLOGIES LTD. By: Howard Weingrow Deputy Chairman & COO

A-1

MEDIS TECHNOLOGIES LTD.
SPECIAL MEETING OF STOCKHOLDERS

MAY 15, 2008

This Proxy is Solicited on Behalf of Medis Technologies Ltd.

The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the "Company") held of record by the undersigned at the Special Meeting of Stockholders of the Company, to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, 10020, on Thursday, May 15, 2008 at 10:00 a.m., local time, or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

(Continued and to be Completed on Reverse Side)

☒	Please mark your votes as indicated in this example

1.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 49,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To transact such other business as may properly come before the meeting.

Yes, I plan to attend the Special Stockholders Meeting    ☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2008

_________________________________________
Signature

_________________________________________
Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.